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                                                                    EXHIBIT 4.7


                                                        Warrant No. 19971I-____



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                             STOCK PURCHASE WARRANT
         To Purchase Shares of Series A Convertible Preferred Stock of
                               DONLAR CORPORATION



For value received, Donlar Corporation, an Illinois corporation (the
Company,) hereby grants to ____________________________________________________
(the "Holder"), and its assigns, the right to purchase, on or prior to the tenth anniversary of the date hereof , from the Company________________________ (______)shares (subject to adjustment as provided below) of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") at Six Dollars and 50/100 ($6.50) per share (subject to adjustment as provided below) (the "Purchase Price"). The aggregate purchase price under this Warrant is _______ _________________________________________________and 00/100 Dollars ($_________
(subject to adjustment as provided below) (the "Aggregate Warrant Amount").
The number of shares for which this Warrant is exercisable shall be equal to the Aggregate Warrant Amount divided by the Purchase Price,

         1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in paragraph 2(a) below, by the registered holder hereof in person or by duly authorized attorney, upon surrender of this warrant and the Assignment Form attached hereto properly endorsed.

         2.  Exercise-of-Warrant.

                 (a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time before the close of business on the tenth anniversary of the date hereof by the surrender of this Warrant and the Notice of Exercise attached hereto duly executed at the Bedford Park office of the Company (or such other office or agency of the Company as it may designate in writing to the Holder at the address of the Holder


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appearing on the books of the Company), and upon payment of the Purchase Price of the shares thereby purchased (by cash, check or cancellation of indebtedness of the Company to the Holder, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the number of shares of Preferred Stock so purchased. The Company agrees that upon due exercise of this Warrant by the Holder, the shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant is exercised,

                 (b)      In lieu of the cash payment set forth in paragraph 2
(a) above, the Holder shall have the right ("Conversion Right") to convert this Warrant in its entirety (without payment of any kind) into that number of shares of Preferred Stock equal to the quotient obtained by dividing the Net Value of the Shares (as defined below) by the Fair Market Value (as defined below) of one share of Preferred Stock. As used herein, (A) the Net value of the Shares means the aggregate Fair Market Value (as defined below) of the shares of Preferred Stock subject to this Warrant minus the Aggregate Warrant Amount and (B) the Fair Market Value of one share of Preferred Stock means:

                       (i) if the exercise is in connection with a registered public offering of the Company's shares, the Fair Market Value of one share of Preferred Stock means the initial "Price to Public" for Common Stock specified in the final prospectus with respect to the offering;
provided that one share of Preferred Stock converts into one share of Common Stock, and if adjustments have been made to this conversion ratio, the Fair Market Value of one share of Preferred Stock shall be proportionately adjusted.

                      (ii) if the exercise is in connection with a merger Transaction (as defined in paragraph 9(a) below), the Fair Market Value of one share of Preferred Stock means the value received by the holders of the Company's Common Stock pursuant to such Merger Transaction; provided that one share of Preferred Stock converts into one share of Common Stock, and if adjustments have been made to this conversion ratio, the Fair Market Value of one share of Preferred Stock shall be proportionately adjusted; and

                     (iii) in all other cases, the Fair Market Value of one share of Preferred Stock shall be determined in good faith by the Company's Board of Directors,

                 (c) Certificates for shares purchased hereunder shall be delivered to the Holder within a reasonable period of time after the date on which this Warrant is exercised.

                 (d) The Company covenants that all shares of Preferred Stock that may be issued upon the exercise of this Warrant will be

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duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the current Purchase Price at which each share may be purchased hereunder shall be paid in cash to the Holder.

         4. Charges, Taxes and Expenses. Issuance of certificates for shares of Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided however that in the event certificates for shares of Preferred Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; provided further that upon any transfer involved in the issuance or delivery of any certificates for shares of Preferred Stock, the Company may require reimbursement for any transfer tax.

         5 . No Rights as Shareholders, This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

         6. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of the date hereof. The Company shall maintain at such office or agency a registry showing the name and address of the Holder. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry. The Company may require an opinion of counsel in form and substance satisfactory to the Company to the effect that any proposed transfer is in compliance with the Act and any applicable state securities laws.

         7. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it,, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon

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surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of the date hereof, in lieu of this Warrant.

         8. Saturdays, Sunday, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         9.      Adjustment and Termination.

                 (a) Early Termination on Merger or Public Offering. If at any time the Company proposes to (i) merge with or into any other corporation, effect a reorganization or sell or convey all or substantially all of its assets to any other entity in a transaction in which the shareholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or parent) (a "Merger Transaction"), or (ii) effect a firm commitment underwritten public offering of its Common Stock at a per share price (prior to underwriter commissions and discounts) of not less than Five Dollars ($5.00) (appropriately adjusted for any combination, consolidation or stock dividend, stock split or other recapitalization) and an aggregate offering price to the public of not less than Seven Million Five Hundred Thousand Dollars ($7,500,000), then the Company shall give the Holder of this Warrant ten (10) days notice of the proposed effective date of the transaction and, if the Warrant had not been exercised by the effective date of the transaction, it shall terminate.

                 (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class, or classes, the shares of Preferred Stock or other securities for which this Warrant is exercisable shall thereafter be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which the Holder would have been entitled if immediately prior to such change the Holder had acquired the shares of Preferred Stock or other securities for which this Warrant is exercisable. If shares of the Preferred Stock or other securities purchasable hereunder are subdivided or combined into a greater or smaller number of shares, the Purchase Price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares. No adjustment on account of cash dividends or interest on the Preferred Stock or other securities purchasable hereunder will be made to the Purchase Price under this Warrant.

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                 (c)      Notice of Adjustment.  Upon any adjustment of the
securities issuable upon exercise of this warrant, the Purchase Price for the shares, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

                 (d) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Preferred Stock (and Common Stock into which the Preferred Stock is convertible) or other securities purchasable hereunder a sufficient number of shares to provide for the issuance of Preferred Stock or other securities upon the exercise of any purchase rights under this Warrant.

         10. Representations and Warranties of Holder. Holder represents and warrants to the company upon the acquisition of this Warrant, and upon exercise of this Warrant, as follows:

                 (a) Investment Experience. Holder is either an accredited investor within the meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Act, or (by virtue of Holder's experience in evaluating and investing in private placement transactions of securities in companies similar to the Company) Holder is capable of evaluating the merits and risks of Holder's investment in the Company and has the capacity to protect Holder's own interests.

                 (b) Investment Intent. Holder is acquiring this Warrant for investment for Holder's own account and not with a view to, or for resale in connection with, any distribution thereof. Holder understands that this Warrant, and any Preferred Stock as may be issued upon exercise of this Warrant (together, the "Securities"), have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

                 (c) Speculative Investment. Holder understands that the Securities are speculative and that investment in the Securities involves a high degree of risk. Investor represents and warrants to the Company that he can bear the economic risk of an investment in the Securities for an indefinite period and that he is able to withstand a total lose of his investment.

                 (d) Rule 144. Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act, or unless an exemption from such registration is available. Holder is aware of the provisions of Rules 144 and 144A promulgated under the Act that permit limited resale of securities purchased in

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a private placement subject to the satisfaction of certain conditions.

                 (e) Discussions with Management. Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to review the Company's facilities.

                 (f) Transfer Among Affiliates. Without in any way limiting the representations set forth in this paragraph 9, Holder may transfer all or any portion of the Securities to his partners or affiliated funds if the Company and its counsel are satisfied that the transfer is exempt from the registration requirements of federal and applicable state securities laws.

         11.     Miscellaneous.

                 (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state.

                 (b) Restrictions, The Holder acknowledges that all shares purchased by him pursuant to this Warrant shall be subject to the terms and conditions of the Second Amended and Restated Shareholders Agreement dated December 30, 1994 as amended from time to time and including any successor agreement (the "Shareholders Agreement"), which provides for certain restrictions on the transfer of Company shares. The Holder acknowledges that the securities acquired upon the exercise of this Warrant may have restrictions upon their resale imposed by state and federal securities laws in addition to those imposed by the Shareholders Agreement.

                 (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Holder agrees that this Warrant may be modified and amended, and any term or provision can be waived, upon action taken in writing by a majority-in-interest of the then outstanding shares subject to Warrants of this 1997I Series, and Holder agrees to be bound by any such modification, amendment or waiver, upon receipt of written notice of same.

                 (d) Notices. All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered,


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postage prepaid, addressed to the Holder at its address as shown on the books of the Company or to the Company at 6502 South Archer Avenue, Bedford Park, Illinois 60501, Attention: Chief Executive Officer.

                 Each such notice, report or other communication shall for all purposes under this Warrant be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.

                            [Signature Page Follows]



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Dated: February 24, 1997


DONLAR CORPORATION



By:________________________________
Its: President



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                                ASSIGNMENT FORM

                       (To assign the foregoing Warrant,
             execute this Form and supply the required information.
                   Do not use this Form to purchase shares.)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

________________________________________________________________________________
                                 (Please Print)

whose address is________________________________________________________________
                                 (Please Print)
and whose Social Security or other Taxpayer Identification Number is:_____________________________________________________________________________

the foregoing Warrant and all rights thereunder, hereby constituting and appointing______________________________________________________________________
to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:_______________________________________________

Holder's Signature:__________________________________

Holder's Name:_______________________________________

Holder's Address:____________________________________

                 ____________________________________

Signature Guaranteed:________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company or by a member of the National Association of Securities Dealers, Inc. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.





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                               NOTICE OF EXERCISE



To:      Donlar Corporation
         6502 South Archer Avenue
         Bedford Park, Illinois  60501

         (1) The undersigned hereby elects to purchase ________________________ shares of Series A Convertible Preferred Stock (the "Shares") of Donlar Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

_____________________________________________________________
         (Print Name)

_____________________________________________________________
         (Print Address)

_____________________________________________________________


         (3) The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.


_____________________________________________________________
         (Date)


_____________________________________________________________
         (Signature)


_____________________________________________________________
         (Print Name)



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